UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2006
CHICAGO BRIDGE & IRON COMPANY N.V.
(Exact name of registrant as specified in its charter)
The Netherlands
(State or other jurisdiction of incorporation)

1-12815 (Commission File Number)	N.A. (IRS Employer Identification No.)

Polarisavenue 31 2132 JH Hoofddorp The Netherlands (Address of principal executive offices)	N.A. (Zip Code)
Registrant’s telephone number, including area code: 31-23-568-5660
N.A.
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):
☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     Effective February 21, 2006, the Company made restricted stock unit awards, totaling approximately 340,000 such units, to certain of its senior management, including all its executive officers. The restricted stock units vest 25% per year over four years. If the award vests, then a participant is automatically granted retention stock options to purchase a number of shares equal to 40% of the number of restricted stock units that vest. Retention options vest seven years from the date they are issued, but may vest in three years if the participant holds the related shares.
     Shares granted to our named executive officers are as follows:

	number of
	restricted	Number of
	stock units	retention options

Name and Position	(shares)
Philip K. Asherman, President and Chief Executive Officer.	99,902	39,961

David P. Bordages, Vice President — Human Resources	12,779	5,112

Walter P. Browning, Vice President and General Counsel	15,335	6,134
     In connection with his promotion to President and Chief Executive Officer, Philip K. Asherman received a promotional increase in his salary to $575,000 per year.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO BRIDGE & IRON COMPANY N.V.
	By:	Walter G. Browning
	Its:	Secretary

Date: February 27, 2006		By:	/s/ Walter G. Browning